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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): January 7, 2000
                                                         ---------------


                         WEBB INTERACTIVE SERVICES, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


                                    Colorado
                                    --------
                 (State or other jurisdiction of incorporation)



         0-28462                                          84-1293864
         -------                                          ----------
(Commission File Number)                       (IRS Employer Identification No.)



  1800 Glenarm Place, Suite 700, Denver, CO                    80202
-------------------------------------------                    -----
  (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code:           (303) 296-9200
                                                              --------------



                                       N/A
                                       ---
          (Former name or former address, if changed since last report)
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Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On January 7, 2000, Webb Interactive Services, Inc. ("Webb") acquired substantially all of the assets of Update Systems, Inc. ("Update") in exchange for 278,411 shares of Webb's common stock and the assumption of Update options by granting options to the Update optionholders to purchase 49,703 shares of Webb's common stock at $4.33 per share. The acquired assets consisted primarily of proprietary technology, including a new internet-based product which is being integrated into Webb's AccelX product line. Update, a development stage company, commenced business in April, 1999. At the time of the acquisition, there were no material relationships between Webb and any shareholders or officers and directors of Update. In connection with the acquisition of the Update assets, the Update employees became employees of Webb.


Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements.

          Unaudited Balance Sheet dated December 1, 1999 and Unaudited Profit and Loss Statement for the eight months ended November 30, 1999 for Update Systems, Inc.--see Exhibit F to Exhibit 10.1 filed herewith. Audited financial statements for Update Systems, Inc. will be filed with the proforma financial information as soon as possible, but not later than March 30, 2000.

     (b) The required proforma fianncial information relative to the acquisition is currently not available but will be filed as soon as practicable, but not later than March 30, 2000.

     (c)  Exhibits:

          10.1 Asset Purchase Agreement, including exhibits thereto, dated December 27, 1999, between Webb Interactive Services, Inc., Update Systems, Inc. and Kevin Schaff.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 14, 2000                  WEBB INTERACTIVE SERVICES, INC.



                                          By  /s/ Lindley S. Branson
                                            ------------------------
                                              Lindley S. Branson

                                          Its:  Executive Vice-President/
                                                General Counsel

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